UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2007

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street

Denver, CO 80246

(Address of principal executive offices, including zip code)

(303) 316-8577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report amends our current report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2007.

Item 1.01 - Entry into Material Definitive Agreement

On May 8, 2007 XELR8 Holdings, Inc. (the “Company”) announced that it raised $2 million in gross proceeds via an equity private placement of its common stock and warrants.  Subject to approval by the American Stock Exchange, the transaction provides for the sale of 1,000,000 units, each unit consisting of one (1) share of common stock, half (1/2) of a Class E warrants to purchase common stock and half (1/2) of a Class F warrants to purchase common stock, to certain accredited investors for $2 million in a private placement of unregistered securities. The terms of the transaction provide for the sale of units at $2.00 per unit. The common shares have the same rights as the existing common shares outstanding. The Class E warrants have an exercise price of $2.00 and are for a five year period with a call provision by the Company when the Company’s share price trades above $4.50 for twenty consecutive days. The Class F warrants have an exercise price of $2.00 and for a five year term, with no call provision

The Company’s placement agent was Burnham Hill Partners, a division of Pali Capital, Inc.  Pursuant to approval of the related share issuance by the American Stock Exchange, the Company will have 15,197,170 shares outstanding after completion of the private placement sale. The subscription and registration rights agreement require the Company to cause a resale registration statement covering the shares of common stock and the shares of common stock underlying the warrants to be filed with the U.S. Securities and Exchange Commission subsequent to the Company completing a registration statement for the offering dated March 27, 2007.

The Company will receive approximately $1.85 million in net proceeds after placement fees and other estimated costs of the offering.

Item 3.02 - Sale of Unregistered Equity Securities

The unregistered securities were sold to accredited investors in a private placement transaction not involving a public offering and were therefore exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) and Rule 506 of the Securities Act. The securities sold in the offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 - Regulation FD Disclosure

On May 8, 2007, the Company issued a press release announcing the private placement transaction described above. The text of the press release is attached to this report as Exhibit 99.1.

The information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed ‘filed’ for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release - $2 million private placement of common stock and warrants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: May 8, 2007		XELR8 HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Executive Officer
Chief Financial Officer